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                                                                    Exhibit 99.1

                                                          FOR IMMEDIATE RELEASE
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CONTACT:
                                           Stephen D. Axelrod, CFA
Mitchell Herman, CFO                       Andria Pilo (Media)
Asta Funding, Inc.                         Wolfe Axelrod Weinberger Assoc. LLC
(201) 567-5648                             (212) 370-4500; (212) 370-4505 (Fax)
                                           steve@wolfeaxelrod.com
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                          ASTA FUNDING, INC. ANNOUNCES
                       PUBLIC OFFERING OF ITS COMMON STOCK

ENGLEWOOD CLIFFS, N.J. - June 27, 2003 -- Asta Funding, Inc. (NASDAQ: ASFI), a leading consumer receivables asset management and liquidation company, today announced the public offering of 2,500,000 shares of its common stock at a price to the public of $20.75 per share.

Of the shares being offered, 2,100,000 shares are being sold by the Company and 400,000 shares are being sold by certain stockholders. Net proceeds to the Company from the offering are expected to be approximately $40.0 million. The underwriters have been granted an option for a period of 30 days to purchase up to an aggregate of 375,000 additional shares of common stock from the Company to cover over-allotments, if any. The offering is being managed by Ryan Beck & Co., Inc. and Brean Murray & Co., Inc., as joint lead managing underwriters.

The offering is being made only by means of a Prospectus. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, when available, may be obtained from Ryan Beck & Co., Inc., 220 South Orange Avenue, Livingston, New Jersey 07039 (800-342-2325) or Brean Murray & Co., Inc., 570 Lexington Avenue, New York, NY 10022-6822 (212-702-6500).

A registration statement relating to these securities was filed with and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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Asta Funding, Inc.

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a leading consumer receivables asset management company that specializes in the purchase, liquidation and management of performing and non-performing consumer receivables. Asta generates revenues and earnings primarily through purchase and collection of performing and non-performing consumer receivables. For additional information, please visit our website at www.astafunding.com.

Except for historical information containing herein, the matters set forth in this news release are "forward looking" statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward -looking statements are based upon reasonable assumptions; there can be no assurance that its expectations will be realized. Forward -looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.'s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.'s 10-KSB for the fiscal year ended September 30, 2002, and those described from time to time in Asta Funding, Inc.'s other fillings with the Securities and Exchange Commission, news releases and other communications, including that Asta may not be able to purchase consumer receivable portfolios at favorable prices or on sufficiently favorable terms or at all. Asta Funding, Inc.'s reports with the Securities and Exchange Commission are available free of charge through its website at www.astafunding.com.



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